Exhibit 10.27

LETTER AGREEMENT NO. 1

TO GTA No. 1-1028985

Willis Lease Finance Corporation

773 San Marin Drive, Suite 2215

Novato, CA 94998

December 22, 2017

This Letter Agreement No. 1 (hereinafter referred to as the “Letter Agreement”)  dated December 22, 2017 (the “Effective Date”), is made and entered into by and between CFM International, Inc. (hereinafter referred to as “CFM”), a company duly organized under the laws of the State of the Delaware, whose registered head office is located at 6440 Aviation Way, West Chester, Ohio, 45069, United States of America, and jointly owned by the General Electric Company, a New York corporation (hereinafter referred to as “GE”) and Safran Aircraft Engines, a French company (hereinafter referred to as “SAE”) and Willis Lease Finance Corporation,  a company duly organized under the laws of Delaware, whose registered head office is located at 773 San Marin Drive, Suite 2215, Novato, CA 94998, (hereinafter referred to as “Customer”).

CFM and Customer are collectively referred to in this Letter Agreement as the “Parties” or individually as a “Party”.

WHEREAS, CFM and Customer have entered into General Terms Agreement n°CFM 1-1028985 dated December 22, 2017 (hereinafter referred to as “GTA”);

WHEREAS, the GTA contains the applicable terms and conditions governing the sale by CFM and the purchase by Customer of spare engines.

WHEREAS, Customer desires to purchase and take delivery from CFM of Five (5) [*] new spare engines and Three (3) [*] new spare engines, with the option to purchase an additional Two (2) [*] new spare engines (the “Spare Engines”) according to the delivery schedule set forth in Attachment A, and under the conditions set forth in the GTA and this Letter Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

I.       PRICES

A.   General

Base price for the Spare Engines delivered shall be as set forth in Attachment C – Base Prices For [*] Spare Engines, and [*] Spare Engines hereto.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

PROPRIETARY INFORMATION NOTICE   The information contained in this document is CFM Proprietary Information and is disclosed in confidence. It is the property of CFM and shall not be used, disclosed to others, or reproduced without the express written consent of CFM. If consent is given for reproduction in whole or in part, this notice and the notice set forth on each page of this document shall appear on any such reproduction. Export control laws may also control the information contained in this document. Unauthorized export or re-export is prohibited.

B.   Payment Terms

At the time of agreement execution, Customer shall place a purchase order for Eight (8) Spare Engines, and CFM shall render to Customer an invoice for [*] percent ([*]%) of the base price (unescalated) which Customer shall immediately pay for each of the Spare Engines; and and Payment of the balance, including amount for price escalation to the month of scheduled delivery, if any, shall be made on or before  delivery of each item.

C.   Product Warranties

The standard product warranties for the Spare Engines are as set forth in [*] Exhbit A.

D.   Engine Stand and Engine Bag

CFM agrees to provide, [*] ship stands and [*] engine cover for each of the Spare Engines purchased and delivered under the Letter Agreement n°1.

E.    Pre-purchase Inspection

Customer shall be given the opportunity to inspect the Spare Engines and its associated records prior to the respective Delivery Dates, at Customer’s cost.  Such inspection shall be coordinated between CFM and Customer with CFM giving 30 days notice to Customer before the expected delivery date and shall not delay delivery more than 48 hours from the time the engine is completed and ready for shipment.  Promptly after such inspection, Customer shall notify CFM in writing either if the Spare Engine does or does not meet the requirements set forth in the GTA and Letter Agreement. Following such inspection and until delivery of the Spare Engines to Customer hereunder, CFM will ensure that the Spare Engines remains properly stored, and CFM will not allow any parts to be removed from the Spare Engines.

If the Spare Engines are lost, confiscated, damaged, destroyed or otherwise rendered unfit or unavailable for use prior to the Delivery Date, or if any of the Spare Engines do not meet the requirements set forth in the GTA and Letter Agreement following the inspection, the Customer will not be liable to purchase the applicable Spare Engine and CFM shall either (i) propose an equivalent replacement new spare engine for Customer to purchase, (ii) promptly refund any progress payments made with respect to the applicable Spare Engine and the cancellation fees set forth in Attachment B shall not apply, or (iii) upon mutual agreement of the Parties, to repair the applicable Spare Engine to bring it into compliance with the requirements set forth in the GTA and Letter Agreement.  Immediately upon the delivery of each Spare Engine to Customer on the respective Delivery Date, Customer shall execute and deliver to CFM a Certificate of Acceptance in the form attached hereto as Attachment E and CFM shall provide Customer with a Bill of Sale in the form attached hereto as Attachment F.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CFM PROPRIETARY INFORMATION
(subject to restrictions on first page)

F.   HPT Stage 1 Shrouds Part Credit

For avoidance of doubt, in addition to the [*] Engine Warranty Plan identified in the CFM General Terms Agreement No. CFM-1-1028985 Section I warranting each new Engine and Module against Failure for the initial period of [*] Engine Flight Hours (“EFH”) CFM agrees to the following; should the subject Engines of this Letter Agreement  become unserviceable during the first [*]EFH solely due to the HPT Stage 1 Shrouds after having followed CFM recommendations CFM shall provide Customer a Parts Credit Allowance for the price of the HPT Stage 1 Shrouds.  CFM shall not have duplicate liability under the New Engine and Module Waranty and the warranty provided in this paragraph F.

G.   Assignment of Customer’s Rights to Purchase Spare Engine

Customer shall be permitted, without the prior written consent of CFM, to assign its rights and obligations to purchase any of the Spare Engines pursuant to this Letter Agreement to Customer’s subsidiaries and affiliates, including, Willis Engine Structured Trust III, Willis Engine Securitization Trust II, Willis Aeronautical Services, Inc., Willis Asset Management Limited, CASC Willis Engine Lease Company Limited and Willis Mitsui & Co Engine Support Limited, or an owner trustee for the benefit such abovementioned affiliates or subsidiaries of Customer.

Confidentiality of Information. This Letter Agreement contains information specifically for Customer and CFM, and is subject to the Data article in the GTA.

The obligations set forth in this Letter Agreement are in addition to the obligations set forth in the GTA.  In the event of conflict between the terms of this Letter Agreement and the terms of the GTA, the terms of this Letter Agreement shall take precedence. Terms which are capitalized but not specifically otherwise defined when mentioned herein shall have the meaning ascribed to them in the GTA.

Please indicate your agreement with the foregoing by signing two (2) duplicate originals as provided below.

IN WITNESS WHEREOF, the Parties hereto, by their duly authorized officers, entered into and executed this Agreement to be effective as of the Effective Date.

For and on behalf of:	For and on behalf of:
illis Lease Finance Corporatio	CFM INTERNATIONAL, INC.

Signature:	Signature:

Printed Name:	Printed Name:

Title:	Title:

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CFM PROPRIETARY INFORMATION
(subject to restrictions on first page)

Attachment A- Delivery Schedule

QUANTITY	ENGINE MODEL	DELIVERY DATE
2 Firm	[*]	On or before [*]
1 Firm	[*]	On or before[*]
2 Firm	[*]	On or before [*]
1 Firm	[*]	On or before [*]
1 Firm	[*]	On or before [*]
1 Firm	[*]	On or before [*]
*1 Option	[*]	On or before [*]
*1 Option	[*]	On or before [*]

* Customer shall place written confirmation to CFM by [*] in order to firm the order for the Two (2) Option [*]Spare Engines

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CFM PROPRIETARY INFORMATION
(subject to restrictions on first page)

Attachment B - Conditions For Delay/Cancellation

1.   Cancellation of Spare Engines

Customer recognizes that harm or damage will be sustained by CFM if Customer fails to accept delivery of the Spare Engines when duly tendered. Within thirty (30) calendar days of any such cancellation or failure to accept delivery occurs, Customer shall remit to CFM cancellation charge equal to [*] percent ([*]%) of the Spare Engine base price in accordance with Attachment C – Base Prices For [*] Spare Engines and [*] Spare Engines hereto.

The Parties acknowledge such cancellation charge to be a reasonable estimate of the minimum harm or damage to CFM in such circumstances.

CFM shall retain any progress payments or other deposits made to CFM for any such cancelled Spare Engine or failure to accept delivery for reasons other than detailed in Section E, Pre-purchase Inspection of this Letter Agreement No. 1. Such progress payments will be applied to the cancellation charge for such Spare Engine.  Progress payments held by CFM in respect of any such Spare Engine which are in excess of such amounts will be immediately refunded to Customer, provided Customer is not then in arrears on other amounts owed to CFM.

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CFM PROPRIETARY INFORMATION
(subject to restrictions on first page)

Attachment C – Base Prices For [*] Spare Engines and [*] Spare Engines.

ITEM		Base Price

BASIC ENGINE		January 2017 US$

[*]		$[*]
[*]	$[*].	Base prices are effective for basic Spare Engines delivered to Customer on or before [*].

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CFM PROPRIETARY INFORMATION
(subject to restrictions on first page)

Attachment D1 – [*] Price Escalation Formula

[*]

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CFM PROPRIETARY INFORMATION
(subject to restrictions on first page)

Attachment D2 – [*] Price Escalation Formula

[*]   SPARE ENGINE & MAJOR MODULE

[*]

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CFM PROPRIETARY INFORMATION
(subject to restrictions on first page)

Attachment E – Certicate of Acceptance

FORM OF

CERTIFICATE OF ACCEPTANCE

______________(“Customer”) hereby certifies that pursuant to the Letter Agreement No.1 dated as of [Date], by and between CFM International, Inc. (“Seller”) and Customer (the “Engine Sales Agreement”), in connection with the sale by Seller to Customer of the new CFM International model [*] [or [*] aircraft engine bearing the manufacturer’s serial number  (the “Engine”)   Engines:

(a)        Customer has inspected the Engine, including all technical records, and is satisfied the Engine conforms with the delivery condition requirements as set forth in the Engine Sales Agreement;

(b)       Customer has inspected, found to be complete and satisfactory to it and received all of the Engine’s technical documents.

Date: _____________

Company Name

By:

Name:

Title:

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CFM PROPRIETARY INFORMATION
(subject to restrictions on first page)

Attachment F – Bill of Sale

FORM OF

BILL OF SALE

Pursuant to the Letter Agreement, dated [Date], by and between Willis Lease Finance Corporation (“Buyer”) and CFM International, Inc. (“Seller”) (the “Engine Sales Agreement”), and for and in consideration of the Purchase Price, and other good and valuable consideration, the payment of which is described in the Engine Sales Agreement, Seller, the owner of full legal and beneficial title to:

Identification of the Engine

Engine Model	Engine Serial Number
[*]	xxx-xxx

has as of the ____ day of [Date], sold, granted, transferred and delivered all right, title, and interest in and to the above listed engine to Buyer, and to its successors and assigns, to have and to hold said Engine forever.

Seller hereby warrants to Buyer that at the time of delivery of the Engine to Buyer, Seller was the lawful owner of the Engine with good title thereto; that said the Engine is free from all claims, liens, encumbrances and rights of others; that Seller has good and lawful right to sell the Engine; that there is hereby conveyed to Buyer on the date hereof good and marketable title to the Engine free and clear of all liens, claims, charges and encumbrances and that Seller will warrant and defend such title against all claims and demands of all persons, whomsoever arising from any event or condition occurring prior to the delivery of the Engine by Seller to Buyer.

This Bill of Sale will be governed in accordance with the laws of the State of New York, U.S.A.; except, that New York conflict of law rules will not apply if the result would be the application of the laws of another jurisdiction.

The undersigned has caused this Bill of Sale to be singed by a duly authorized officer as of this ___ day of [Month, Year].

CFM INTERNATIONAL, INC.

By:

Printed Name:

Title:

NOTE: Certain Confidential Information in this document (indicated by [*]) has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CFM PROPRIETARY INFORMATION
(subject to restrictions on first page)